                                  Exhibit 11.1
         Statement Regarding Calculation of (Losses) Earnings Per Share

                                                           Basic       Diluted         Net
                                                      EPS number    EPS number      Income       Basic     Diluted
                                                       of shares     of shares       (loss)        EPS         EPS
                                                      ------------------------------------------------------------
Twelve Months ended December 31, 1999                 8,953,717      9,596,490    $ 3,706,292    $ 0.41    $ 0.39
Twelve Months ended December 31, 2000                 8,990,605      9,684,752    $ 5,201,446    $ 0.58    $ 0.54
Twelve Months ended December 31, 2001                 9,203,224      9,203,224    $(2,534,691)   $(0.28)   $(0.28)

Twelve Months ended December 31, 1999                   Basic                       Diluted
                                                      ---------                   -----------
Average Shares Outstanding                            8,953,717                     8,953,717
Options - Plan 1                                                        34,477
Average Option Price                                                $     2.30
Total Exercise Cost                                                 $   79,297
Shares Repurchased                                                       5,526
Net Shares from Option - Plan 1                                                        28,951
Options - Plan 2                                                       217,521
Average Option Price                                                $     2.55
Total Exercise Cost                                                 $  554,679
Shares Repurchased                                                      38,654
Net Shares from Option - Plan 2                                                       178,867
Options - Plan 3                                                       553,240
Average Option Price                                                $     5.63
Total Exercise Cost                                                 $3,114,741
Shares Repurchased                                                     217,055
Net Shares from Option - Plan 3                                                       336,185
Option - EFA Non-qualified                                              83,959
Total Exercise Cost                                                 $  844,628
Average Option Price                                                $    10.06
Shares Repurchased                                                      58,859
Net Shares from Option - EFA Non-qualified                                             25,100
Options - CGB Qualified                                                171,301
Average Option Price                                                $     9.99
Total Exercise Cost                                                 $1,711,297
Shares Repurchased                                                     119,254
Net Shares from Option - CGB-qualified                                                 52,047
Options - CGB Non-qualified                                             83,187
Average Option Price                                                $    10.62
Total Exercise Cost                                                 $  883,446
Shares Repurchased                                                      61,564
Net Shares From Option - CGB Non-qualified                                             21,623
                                                      ---------                   -----------
Gross Shares                                          8,953,717                     9,596,490
Price                                                               $    14.35

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
Twelve Months ended December 31, 2000                   Basic                       Diluted
                                                      ---------                   -----------
Average Shares Outstanding                            8,990,605                     8,990,605
Options - Plan 1                                                        18,934
Average Option Price                                                $     2.33
Total Exercise Cost                                                 $   44,116
Shares Repurchased                                                       2,650
Net Shares from Option - Plan 1                                                        16,284
Options - Plan 2                                                       202,861
Average Option Price                                                $     2.56
Total Exercise Cost                                                 $  519,324
Shares Repurchased                                                      31,191
Net Shares from Option - Plan 2                                                       171,670
Options - Plan 3                                                       553,528
Average Option Price                                                $     6.11
Total Exercise Cost                                                 $3,382,056
Shares Repurchased                                                     203,126
Net Shares from Option - Plan 3                                                       350,402
Options - Plan 4                                                        53,631
Average Option Price                                                $    15.02
Total Exercise Cost                                                 $  805,538
Shares Repurchased                                                      48,381
Net Shares from Option - Plan 4                                                         5,250
Options - EFA Non-qualified                                             84,754
Average Option Price                                                $    10.13
Total Exercise Cost                                                 $  858,558
Shares Repurchased                                                      51,565
Net Shares from Option - EFA Non-qualified                                             33,189
Options - CGB Qualified                                                160,652
Average Option Price                                                $    10.00
Total Exercise Cost                                                 $1,606,520
Shares Repurchased                                                      96,488
Net Shares from Option - CGB-qualified                                                 64,164
Options - CGB Non-qualified                                             82,714
Average Option Price                                                $    10.62
Total Exercise Cost                                                 $  878,423
Shares Repurchased                                                      52,758
Net Shares From Option - CGB Non-qualified                                             29,956
Stock Appreciation Rights                                               87,911
Average SAR price                                                   $    12.25
Total Exercise Cost                                                 $1,076,910
Shares Repurchased                                                      64,679
Net Shares from SARS                                                                   23,232
                                                      ---------                     ---------
Gross Shares                                          8,990,605                     9,684,752
Price                                                               $    16.65

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

Twelve Months ended December 31, 2001                   Basic                       Diluted
                                                      ---------                   -----------
Average Shares Outstanding                            9,203,224                     9,203,224
Options - Plan 1                                                            --
Average Option Price                                                $       --
Total Exercise Cost                                                 $       --
Shares Repurchased                                                          --
Net Shares from Option - Plan 1                                                            --
Options - Plan 2                                                       158,830
Average Option Price                                                $     2.63
Total Exercise Cost                                                 $  417,723
Shares Repurchased                                                      32,840
Net Shares from Option - Plan 2                                                            --
Options - Plan 3                                                       516,145
Average Option Price                                                $     6.68
Total Exercise Cost                                                 $3,447,849
Shares Repurchased                                                     271,057
Net Shares from Option - Plan 3                                                            --
Options - Plan 4                                                       300,045
Average Option Price                                                $    13.54
Total Exercise Cost                                                 $4,062,609
Shares Repurchased                                                     319,388
Net Shares from Option - Plan 4                                                            --
Options - EFA Non-qualified                                             85,500
Average Option Price                                                $    10.19
Total Exercise Cost                                                 $  871,245
Shares Repurchased                                                      68,494
Net Shares from Option - EFA Non-qualified                                                 --
Options - CGB Qualified                                                 70,279
Average Option Price                                                $    10.33
Total Exercise Cost                                                 $  725,982
Shares Repurchased                                                      57,074
Net Shares from Option - CGB-qualified                                                     --
Options - CGB Non-qualified                                             72,732
Average Option Price                                                $    10.56
Total Exercise Cost                                                 $  768,050
Shares Repurchased                                                      60,381
Net Shares From Option - CGB Non-qualified                                                 --
Stock Appreciation Rights                                              100,604
Average SAR price                                                   $    12.55
Total Exercise Cost                                                 $1,262,580
Shares Repurchased                                                      99,259
Net Shares from SARS                                                                       --
                                                      ---------                    ----------
Gross Shares                                          9,203,224                     9,203,224
Price                                                               $    12.72

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